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                                                                   Exhibit 10.14


                             COLLATERAL ASSIGNMENT
                        SPLIT-DOLLAR INSURANCE AGREEMENT

        THIS AGREEMENT is made and entered into as of the 10th day of July, 1993, by and between VENTURE LIGHTING INTERNATIONAL, INC.,an Ohio corporation (the "Corporation") and LOUIS S. FlSI (the "Employee").

                                  WITNESSETH:
                                  -----------

         WHEREAS, the Employee is employed by the Corporation and has performed his duties in an efficient and capable manner;

         WHEREAS, the Corporation is desirous of retaining the services of the Employee;

         WHEREAS, the Corporation is desirous of assisting the Employee in paying for life insurance on his own life;

         WHEREAS, the Corporation has determined that this assistance can best be provided under a "split-dollar" arrangement;

         WHEREAS, the Employee has applied for and is the owner of insurance policy number Z104081 in the face amount of One Million Dollars ($1,000,000), (referred to as the "Policy") which has been issued by The New England (the "Insurer");

         WHEREAS, the Corporation and the Employee agree to make the Policy subject to this Split-Dollar Agreement;

         WHEREAS, the Employee has assigned the Policy to the Corporation as collateral for amounts to be advanced by the Corporation under this Agreement by an instrument of assignment, dated as of July 10, 1993 (the "Assignment"); and

         WHEREAS, it is now understood and agreed that this Split-Dollar Agreement is to be effective as of the date on which the Policy was assigned to the Corporation.

         NOW, THEREFORE, for value received and in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         For purposes of the Agreement, the following terms will have the meanings set forth below:

         1. "Cash Surrender Value of the Policy" will mean the Cash Value of the Policy less any Policy loans outstanding (including interest accrued to date) and less any Surrender Charges.

         2. "Cash Value of the Policy" will mean the total of the Policy's share of the elected sub-accounts and the amounts of any assets transferred to the general investment account, as calculated according to the provisions of the Policy.

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         3. "Corporation's Interest in the Policy" will mean the lesser of (i)
the Cash Value of the Policy; or (ii) premiums theretofore paid by the Corporation regarding the Policy less the economic benefit taxable to the Employee as described in Article II.

         4. "Employee's Vested Interest in the Cash Value of the Policy" will mean, with regard to and only upon termination of Employee's employment with the Corporation, the Cash Value of the Policy.

         5. "Loan Value of the Policy" will mean:

         (a) prior to Employee's termination of employment with the Corporation, the amount which, with loan interest, will equal 90 percent of the Cash Value of the Policy, projected with interest at a rate equivalent to 4.5 percent per year compounded monthly to the next policy anniversary (or, if earlier, to the next premium due date); less the Employee's Vested Interest in the Cash Value of the Policy and the Surrender Charges on the next loan interest due date as if the Employee had terminated his employment with the Corporation as of such due date; or

         (b) after Employee's termination of employment with the Corporation, the amount which with loan interest will equal 90 percent of the Cash Value of the Policy, projected at a 4.5 percent annual rate to the next policy anniversary (or the next premium date, if earlier); less the Surrender Charges on the next loan interest due date.


                                  ARTICLE II.
                             ALLOCATION OF PREMIUMS

         The Corporation will pay all premiums on the Policy when due. The economic benefit taxable to the Employee regarding the premiums paid by the Corporation will be computed in accordance with IRS Revenue Rulings 64-328, 1964-2 C.B. 11, and 66-110, 1966-1 C.B. 12, as in effect on the effective date of this Agreement.

                                  ARTICLE III.
                            WAIVER OF PREMIUM RIDER

         The Employee may add a rider to the Policy for his own benefit or, upon request by the Corporation, the Employee may add a rider to the Policy for the benefit of the Corporation. Any additional premium for any waiver of premium rider which is added to the Policy shall be paid by the parties in the same proportion as they are required to contribute to the premiums due each year and upon the same terms as are set forth in Article II. The Employee has the right as owner of the Policy to apply policy dividends in such manner as the Employee may from time to time determine. In the event that the Employee shall elect to apply dividends to purchase additional paid-up insurance, the term "Policy" as used herein shall include such additional paid-up insurance.


                                  ARTICLE IV.
                              PAYMENT OF PREMIUMS

         Any premium or portion thereof which is payable by the Employee under any Article of this Agreement may at the election of the Employee be deducted from the cash compensation




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otherwise payable to him and the Corporation agrees to transmit that premium or portion, along with any premium or portion thereof payable by it, to the Insurer on or before the premium due date.


                                   ARTICLE V.
                              RIGHTS IN THE POLICY

         The Employee may exercise all rights, options and privileges of ownership in the Policy except those granted to the Corporation in the Assignment. The Corporation will have those rights in the Policy given to it in the Assignment except as hereinafter modified. The Corporation will not without the written consent of the Employee assign its rights in the Policy, other than for the purpose of obtaining a loan against the Policy, to anyone other than the Employee. The Corporation will not take any action in dealing with the Insurer that would impair any right or interest of the Employee in the Policy. The Corporation will have the right to borrow from the Insurer, and to secure that loan by the Policy, an amount which, together with the unpaid interest accrued thereon, will at no time exceed the Loan Value of the Policy.

                                   ARTICLE VI.
                         RIGHTS TO THE PROCEEDS AT DEATH

         Upon the death of the Employee while this Agreement is in force, the Corporation will, without delay, take whatever action is necessary and required of it to collect the proceeds of the Policy from the Insurer. Upon collection of the Policy proceeds, the Corporation will promptly pay the excess of the Policy proceeds over the Corporation's Interest in the Policy and forward the balance to the beneficiary designated by the Employee under the terms of the Policy.

                                  ARTICLE VII.
                                   DISABILITY

         If at any time the Policy contains a rider providing for the waiver of premiums in the event of the Employee's disability, then, in the event of the Employee's Total Disability, as defined in the rider, which begins while the rider is in force and which continues for at least six months, the Employee will pay to the Corporation the excess, if any, and the Corporation will release its interest in the Policy to the Employee. Upon release by the Corporation of all of its interest in the Policy, the Employee will thereafter own the Policy free from the Assignment and from this Agreement but subject to any Policy loans and interest thereon as well as the Current Loan Balance.

                                  ARTICLE VIII.
                            TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time while the Employee is living by written notice thereof by either the Corporation or the Employee to the other; and, in any event, this Agreement will terminate upon termination of the Employee's employment.





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                                  ARTICLE IX.
                        EMPLOYEE RIGHTS UPON TERMINATION

         1. Upon termination of this Agreement for any reason other than death of the Employee, The Employee shall be eligible to receive from the Corporation benefits equal to the Employee's Vested Interest in the Cash Value of the Policy.

         2. Upon termination of this Agreement, the Employee agrees to transfer all of his right, title and interest in the Policy to the Corporation, by executing such documents as are necessary to transfer such right, title and interest to the Corporation as of the date of termination. The Corporation will thereafter be able to deal with the Policy in any way that it may see fit.

         3. Notwithstanding anything to the contrary contained hereinabove, should the Employee terminate his or her employment with the Corporation, the Employee shall not, for a period of three (3) years thereafter, within the continental United States, enter the employ of any person or organization engaged in or about to become engaged in the research or development, manufacturing, purchasing, accounting, engineering, merchandising, marketing, leasing, selling on a wholesale basis or servicing any product which is a single ended, screw base metal halide lamp for general lighting applications.


                                   ARTICLE X.
                  STATUS OF AGREEMENT V. COLLATERAL ASSIGNMENT

         As between the Employee and the Corporation, this Agreement will take precedence over any provisions of the Assignment. The Corporation agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

                                  ARTICLE XI.
                                PLAN MANAGEMENT

        For the purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Corporation will be the "Named Fiduciary" and "Plan Administrator" of the split-dollar life insurance plan (the "Plan") for which this agreement is hereby designated the written plan instrument. The Corporation's board of directors may authorize a person or group of persons to fulfill the responsibilities of the Corporation as Plan Administrator. The Named Fiduciary or the Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. The Named Fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge of its duties to the extent not in conflict with ERISA.

                                  ARTICLE XII.
                                CLAIMS PROCEDURE

         1. FILING CLAIMS. Any insured, beneficiary or other individual (hereinafter "Claimant") entitled to benefits under the Plan or under the Policy will file a claim request with the Plan Administrator with respect to benefits under the Plan with The New England with respect to benefits under the Policy. The Plan Administrator will, upon written request of the Claimant, make available copies of any claim forms or instructions provided by The New England or advise the Claimant where such forms or instructions may be obtained.



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         2. NOTIFICATION TO CLAIMANT. If a claim request is wholly or partially denied, the Plan Administrator will furnish to the Claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the Claimant, which notice will contain the following information:

         (a) The specific reason or reasons for the denial;

         (b) Specific reference to pertinent Plan provisions upon which the denial is based;

         (c) A description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

         (d) An explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claim for review.

         In the case of benefits which are provided under the Policy, the initial decision on the claims will be made by The New England.

         3. REVIEW PROCEDURE. A Claimant or his authorized representative may with respect to any denied claim:

         (a) Request a review upon written application filed within sixty (60) days after receipt by the Claimant of written notice of the denial of his claim;

         (b) Review pertinent documents; and

         (c) Submit issues and comments in writing.

         Any request or submission will be in writing and will be directed to the Named Fiduciary (or its designee). The Named Fiduciary (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

         4. DECISION ON REVIEW. The Named Fiduciary (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing or any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on the review is not furnished to the Claimant with the time limits prescribed above, the claim will be deemed denied on review.

                                 ARTICLE XIII.
                             SATISFACTION OF CLAIM

         The Employee agrees that his rights and interests, and the rights and interests of any persons taking under or through him, will be completely satisfied upon compliance by the Corporation with the provisions of this agreement.


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                                  ARTICLE XIV.
                            AMENDMENT AND ASSIGNMENT

         This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, by a written instrument signed by the Corporation and the Employee. Either party may, subject to the limitations of
Article V, assign its interest and obligations under this Agreement, provided, however, that any assignment will be subject to the terms of this Agreement.


                                  ARTICLE XV.
                              POSSESSION OF POLICY

         The Corporation will keep possession of the Policy. The Corporation agrees from time to time to make the Policy available to the Employee or to the Insurer for the purpose of endorsing or filing any change of beneficiary on the Policy but the Policy will promptly be returned to the Corporation.

                                  ARTICLE XVI.
                                  GOVERNING LAW

         This Agreement sets forth the entire Agreement of the parties hereto, and any and all prior agreements, to the extent inconsistent herewith, are hereby superseded. This Agreement will be governed by the laws of the State of Ohio.


                                 ARTICLE XVII.
                                 INTERPRETATION

         Where appropriate in this Agreement, words used in the singular will include the plural and words used in the masculine will include the feminine

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the Corporation by its duly authorized officer, on the day and year first above written.



                                           VENTURE LIGHTING INTERNATIONAL, INC.

                                           By:  /s/ Louis S. Fisi
                                              ----------------------------------
                                           Name:  LOUIS S. FISI
                                                --------------------------------
                                           Its:   SECRETARY
                                               ---------------------------------


                                           By:  /s/ Louis S. Fisi
                                              ----------------------------------
                                                 Louis S. Fisi
                                                 Employee





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